Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-164715) of Cedar Realty Trust, Inc.,

(2)	Registration Statement (Form S-3 No. 333-169035) of Cedar Realty Trust, Inc.,

(3)	Registration Statement (Form S-3 No. 333-179956) of Cedar Realty Trust, Inc.,

(4)	Registration Statement (Form S-8 No. 333-118361) pertaining to the 1998 Stock Option Plan and the 2004 Stock Incentive Plan of Cedar Realty Trust, Inc.,

(5)	Registration Statement (Form S-8 No. 333-179935) pertaining to an amendment to Registration Statement (Form S-8 No. 333-118361) pertaining to the 1998 Stock Option Plan and the 2004 Stock Incentive Plan of Cedar Realty Trust, Inc., and

(6)	Registration Statement (Form S-8 No. 333-183205) pertaining to the 2012 Stock Incentive Plan of Cedar Realty Trust, Inc.

of our reports dated March 7, 2013, with respect to the consolidated financial statements and schedule of Cedar Realty Trust, Inc. and the effectiveness of internal control over financial reporting of Cedar Realty Trust, Inc., included in this Annual Report (Form 10-K) of Cedar Realty Trust, Inc. for the year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

New York, New York
March 7, 2013